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                                                                    Exhibit 23.1



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form F-3 of our report dated June 26, 1998 except for
Note 3 as to which the date is October 1, 1998, relating to the consolidated financial statements of Nippon Telegraph and Telephone Corporation as of March 31, 1998 and 1997 and for each of the three years in the period ended March 31, 1998, which appears in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form F-3 of Nippon Telegraph and Telephone Corporation of our report dated June 26, 1998 relating to the consolidated financial statements of Nippon Telegraph and Telephone Corporation as of March 31, 1998 and 1997 and for each of the three years in the period ended March 31, 1998 appearing on page F-2 of Nippon Telegraph and Telephone Corporation's Annual Report on Form 20-F for the year ended March 31, 1998. We also consent to the reference to us under the heading "Experts," "Summary Financial Information," and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Summary Financial Information" and "Selected Financial Data."

 /s/  Price Waterhouse
----------------------


Tokyo Japan

November 20, 1998